Exhibit W

EXECUTION VERSION

JOINDER AGREEMENT

This JOINDER AGREEMENT, dated as of April 27, 2025 (this “Joinder Agreement”), to that certain Interim Investors Agreement, dated as of March 6, 2025 (as amended, restated, supplemented or modified from time to time in accordance with the terms thereof, the “Agreement”), by and among the Saturn Investors (as defined therein), Blazing Star Parent, LLC, a Delaware limited liability company (“Parent”), Blazing Star Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Stefano Pessina, a Monégasque citizen (“SP”), and Alliance Santé Participations S.A., a société anonyme incorporated under the laws of the Grand Duchy of Luxembourg (“ASP” and, ASP together with SP, the “SP Investors”), is entered into by and between the Saturn Investors, Parent, Merger Sub, SP, ASP, and Alliance Sante Participations Ltd., an exempted company incorporated in the Cayman Islands with limited liability (Registration No. 411380) (“ASP Ltd.”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement (including such terms as are defined by reference to their definitions in the Merger Agreement).

WHEREAS, ASP Ltd. is a wholly controlled Affiliate of SP and constitutes an ASP Permitted Transferee under Section 2.4 of the Agreement;

WHEREAS, on the date hereof (i) SP has agreed to sell, assign, transfer and convey to ASP Ltd. the entirety of his holding of 832,258 shares of Company Common Stock and (ii) ASP has agreed to sell, assign, transfer and convey to ASP Ltd. the entirety of its holding of 144,788,821 shares of Company Common Stock, each of which Transfers constitutes an SP Permitted Transfer under Section 2.4 of the Agreement; provided that, as a precondition to such Transfer, the transferee agrees in a writing, reasonably satisfactory in form and substance to Parent and the Saturn Investors, to assume the obligations of the transferring SP Investors with respect to the shares of Company Common Stock so transferred under, and be bound by all of the terms of and obligations under, the Agreement, the Voting Agreement and the Reinvestment Agreement to which the applicable SP Investors are a party;

WHEREAS, substantially simultaneously with the entry into and delivery of this Joinder Agreement, ASP Ltd. (together with the other parties thereto) have delivered joinder agreements with respect to the Voting Agreement and the Reinvestment Agreement; and

WHEREAS, the parties hereto desire to execute this Joinder Agreement to evidence ASP Ltd.’s agreement to be bound by the terms of the Agreement and its right to enforce the Agreement as the permitted assign of the SP Investors.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1.             Agreements of ASP Ltd.

(a)        By executing and delivering this Joinder Agreement, effective as of the date hereof, ASP Ltd. hereby agrees to become a party to, to be bound by, and to comply with all the terms and provisions of the Agreement as applicable to the SP Investors in the same manner as if ASP Ltd. were an original signatory to the Agreement. Without limiting the foregoing, ASP Ltd. hereby assumes the obligations of the transferring SP Investors with respect to the shares of Company Common Stock so transferred under, and agrees to be bound by all of the terms of and obligations under, the Agreement, the Voting Agreement and the Reinvestment Agreement.

(b)       In addition, by executing and delivering this Joinder Agreement, ASP Ltd. hereby makes mutatis mutandis, as of the date hereof the same representations and warranties, subject to the same qualifications and limitations, as made by the SP Investors in the Agreement.

2.             Acknowledgement of Parent and the Saturn Investors.  By acknowledging this Joinder Agreement, Parent and the Saturn Investors hereby acknowledge and agree that ASP Ltd. shall have the right to assume and enforce all the rights, benefits and interests of the SP Investors, as their permitted assign, pursuant to and in accordance with the Agreement and the term “SP Investor” shall be interpreted for all purposes to include ASP Ltd.

3.            Notices.  Any notice to ASP Ltd. required or permitted by the Agreement shall be given to the address listed below ASP Ltd.’s signature below.

4.             No Amendment.  Except as expressly provided herein, the Agreement shall continue in full force and effect according to its terms. For the avoidance of doubt, this Joinder Agreement is not intended to, and does not, novate the Agreement, and nothing herein shall relieve the SP Investors of any of their obligations thereunder.

5.             Miscellaneous.  The provisions of Sections 3.2 to 3.6 and 3.9 to 3.15 of the Agreement are incorporated herein by reference and shall apply mutatis mutandis to this Joinder Agreement.

* * * *

[Remainder of page intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the parties have hereby executed this Agreement as of the date first above written.

Alliance SantE Participations LTD.

By:	/s/ Stefano Pessina
	Name:	Stefano Pessina
	Title:	Director

By:	/s/ Ben Burman
	Name:	Ben Burman
	Title:	Director

Address for Notices:

c/o The Family Office
24, boulevard du Ténao
98000 Monaco
Attention: Ben Burman

SP INVESTORS:

Alliance SantÉ Participations S.A.

By:	/s/ Simone Retter
	Name:	Simone Retter
	Title:	Président (Chairman)

By:	/s/ Stefano Pessina
	Name:	Stefano Pessina
	Title:	Administrateur (Director)

STEFANO PESSINA

/s/ Stefano Pessina
Stefano Pessina

[Signature Page to Joinder Agreement – Interim Investors Agreement]

Acknowledged and Agreed

BlAZING STAR PARENT, LLC

By:	/s/ Kevin Burke
	Name:	Kevin Burke
	Title:	Vice President and Secretary

BlAZING STAR MERGER SUB, INC.

By:	/s/ Kevin Burke
	Name:	Kevin Burke
	Title:	Vice President and Secretary

[Signature Page to Joinder Agreement – Interim Investors Agreement]

Acknowledged and Agreed

SYCAMORE PARTNERS III, L.P.

By: Sycamore Partners III GP, L.P., its general partner

By: Sycamore Partners III GP, Ltd., its general partner

By:	/s/ Stefan L. Kaluzny
	Name:	Stefan L. Kaluzny
	Title:	Director

SYCAMORE PARTNERS III-A, L.P.

By: Sycamore Partners III GP, L.P., its general partner

By: Sycamore Partners III GP, Ltd., its general partner

By:	/s/ Stefan L. Kaluzny
	Name:	Stefan L. Kaluzny
	Title:	Director

SYCAMORE PARTNERS WING CO-INVEST, L.P.

By: Sycamore Partners III GP, L.P., its general partner

By: Sycamore Partners III GP, Ltd., its general partner

By:	/s/ Stefan L. Kaluzny
	Name:	Stefan L. Kaluzny
	Title:	Director

[Signature Page to Joinder Agreement – Interim Investors Agreement]